EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement (File No. 333-46463) filed with the Securities and Exchange Commission on February 17, 1998.

                               ARTHUR ANDERSEN LLP

Philadelphia, Pa.
   March 30, 1998